                                                                     EXHIBIT 4.9


                            GRANT PRIDECO CANADA LTD.

                                 as Corporation



                                       and



                         DEUTSCHE BANK AG, CANADA BRANCH

                                    as Agent




--------------------------------------------------------------------------------

                               SECURITY AGREEMENT

                                DECEMBER 19, 2002

--------------------------------------------------------------------------------

                                TABLE OF CONTENTS


                                                   ARTICLE 1
                                                    SECURITY

Section 1.1           Terms Incorporated by Reference........................................................2
Section 1.2           Grant of Security......................................................................2
Section 1.3           Obligations Secured....................................................................4
Section 1.4           Further Security.......................................................................5
Section 1.5           Attachment.............................................................................5
Section 1.6           Scope of Security Interest.............................................................5
Section 1.7           Care and Custody of Collateral.........................................................6
Section 1.8           Corporation Remains Liable.............................................................6
Section 1.9           Dealings in the Ordinary Course........................................................6
Section 1.10          Negative Pledge........................................................................7
Section 1.11          Continuing Security....................................................................7
Section 1.12          Notification of Account Debtors........................................................7
Section 1.13          No Release.............................................................................7

                                                   ARTICLE 2
                                   REPRESENTATIONS, WARRANTIES AND COVENANTS

Section 2.1           Representations and Warranties.........................................................8
Section 2.2           Additional Covenants...................................................................9
Section 2.3           Special Covenants With Respect to Equipment and Inventory.............................11
Section 2.4           Special Covenants with respect to Receivables.........................................12
Section 2.5           Special Covenants with Respect to the Intellectual Property...........................13

                                                   ARTICLE 3
                                                  ENFORCEMENT

Section 3.1           Enforcement...........................................................................16
Section 3.2           Remedies..............................................................................16
Section 3.3           Additional Rights.....................................................................17
Section 3.4           Receiver's Powers.....................................................................18
Section 3.5           Appointment of Attorney...............................................................19
Section 3.6           Dealing with the Collateral...........................................................19
Section 3.7           Standards of Sale.....................................................................20
Section 3.8           Dealings by Third Parties.............................................................20

                                                   ARTICLE 4
                                                    GENERAL

Section 4.1           Discharge.............................................................................21
Section 4.2           Loan Agreement Governs................................................................21
Section 4.3           Amendments, etc.......................................................................21
Section 4.4           Waivers...............................................................................22



                                      (i)


Section 4.5           No Merger.............................................................................22
Section 4.6           Further Assurances....................................................................22
Section 4.7           Supplemental Security.................................................................22
Section 4.8           Notices...............................................................................22
Section 4.9           Successors and Assigns................................................................22
Section 4.10          Gender and Number.....................................................................23
Section 4.11          Headings, etc.........................................................................23
Section 4.12          Severability..........................................................................23
Section 4.13          Governing Law.........................................................................23



                                      (ii)

                               SECURITY AGREEMENT

         Security Agreement (this "SECURITY AGREEMENT") dated December 19, 2002 made by Grant Prideco Canada Ltd. (the "CORPORATION") to and in favour of Deutsche Bank AG, Canada Branch, as Canadian agent (the "AGENT") for the Canadian Lenders referred to below.

         RECITALS:

         (a) The Canadian Lenders (as that term is defined in the Loan Agreement hereinafter defined and referred to) as may from time to time be parties to the Loan Agreement have agreed to make credit facilities including, without limitation, the Canadian Term Loans (as that term is defined in the Loan Agreement) available to the Corporation on the terms and conditions contained in a credit agreement among Grant Prideco, LP, XL Systems, L.P., Texas Arai, Inc., Tube-Alloy Corporation, Star Operating Company, Reed-Hycalog Operating, L.P. and the Corporation, as Borrowers (as that term is defined in the Loan Agreement hereinafter defined and referred
                  to) with Grant Prideco, LP acting in its capacity as US Funds Administrator (as that term is defined in the Loan Agreement hereinafter defined and referred to) for the Borrowers, and the Corporation acting in its capacity as Canadian Funds Administrator (as that term is defined in the Loan Agreement hereinafter defined and referred to) for the Borrowers, with Grant Prideco, Inc., as a guarantor, each of the Lenders from time to time party hereto (as that term is defined in the Loan Agreement hereinafter defined and referred to), Deutsche Bank Trust Company Americas, acting in its capacity as contractual representative for the US Lenders (US Lenders, as that term is defined in the Loan Agreement hereinafter defined and referred to and Deutsche Bank Trust Company Americas, acting in its capacity as contractual representative for the US Lenders, referred to as the "US AGENT") and the Agent, acting in its capacity as contractual representative of the Canadian Lenders, Transamerica Business Capital Corporation, as Document Agent (as that term is defined in the Loan Agreement hereinafter defined and referred to), JP Morgan Chase Bank, as Co-Syndication Agent (as that term is defined in the Loan Agreement hereinafter defined and referred to) and Merrill Lynch Capital, as Co-Syndication Agent (as that term is defined in the Loan Agreement hereinafter defined and referred
                  to) (such credit agreement as it may at any time or from time to time be amended, supplemented, restated or replaced, the "LOAN AGREEMENT");

         (b) The Agent is to hold for its own benefit and is to act as agent to hold for itself and for the rateable benefit of the Canadian Lenders any and all security for the payment and performance of the obligations of the Corporation under the Loan Agreement and the other Credit Documents (as such term is defined in the Loan Agreement); and

         (c) The Corporation has agreed to execute and deliver this Security Agreement to and in favour of the Agent as security for the payment and performance of the Corporation's obligations to the Canadian Lenders and the Agent under the Loan Agreement and other Credit Documents in respect of the Canadian Term Loans.

         In consideration of the foregoing and other good and valuable consideration (the receipt and adequacy of which are acknowledged), the Corporation agrees as follows:

                                   ARTICLE 1
                                    SECURITY

SECTION 1.1 TERMS INCORPORATED BY REFERENCE

         Terms defined in the Personal Property Security Act (Alberta) (as amended from time to time, the "PPSA") and used in this Security Agreement shall have the same meanings attributed to such terms in the PPSA. For all purposes of this Security Agreement, capitalized terms defined in the Loan Agreement and used in this Security Agreement and not otherwise defined in this Security Agreement shall herein have the meanings provided to those terms in the Loan Agreement.

SECTION 1.2 GRANT OF SECURITY

         As general and continuing security for the payment and performance of the Obligations (as defined herein), the Corporation hereby grants to the Agent, for its own benefit and as agent and for the rateable benefit of the Canadian Lenders, a security interest in all of the present and after acquired personal property of the Corporation and all of the present and future undertaking, assets and property of the Corporation (collectively, the "COLLATERAL"), and as further general and continuing security for the payment and performance of the Obligations, the Corporation hereby assigns the Collateral to the Agent for its own benefit and as agent and for the rateable benefit of the Canadian Lenders and mortgages and charges the Collateral to the Agent, for its own benefit and as agent and for the rateable benefit of the Canadian Lenders (collectively, the "SECURITY INTEREST"). Without limiting the generality of the foregoing, the Collateral shall include all right, title and interest that the Corporation now has, may be possessed of, entitled to, or acquire, by way of amalgamation or otherwise, now or hereafter or may hereafter have in all property of the following kinds:

(1) ACCOUNTS RECEIVABLE: all present and after-acquired debts, demands, accounts, claims and choses in action which are now, or which may hereafter become, due, owing or accruing due to the Corporation (collectively, the "RECEIVABLES");

(2) INVENTORY: all present and after-acquired inventory of whatever kind and wherever situated including, without limiting the generality of the foregoing, all goods held for sale, lease or resale, goods furnished or to be furnished to third parties under contracts of lease, consignment or service, goods that are work in progress or raw materials used or consumed in the business of the Corporation (collectively, the "INVENTORY");

(3) EQUIPMENT: all present and after-acquired equipment, machinery, fixtures, furniture, plants, vehicles and other tangible personal property which is not Inventory (collectively, the "EQUIPMENT");

(4)      CHATTEL PAPER: all chattel paper;

(5) DOCUMENTS OF TITLE: all warehouse receipts, bills of lading and other documents of title, whether negotiable or not;

(6) SECURITIES AND INSTRUMENTS: all shares, stock, warrants, bonds, debentures, debenture stock and other securities and all instruments other than those excluded by Section 7.19 of the Loan Agreement (collectively, the "SECURITIES");

(7) INTANGIBLES: all present and after-acquired intangibles not described in Section 1.2(1) including, without limiting the generality of the foregoing, all other industrial property, security interests, goodwill, choses in action and other contractual benefits and all trademarks, trademark registrations and pending trademark applications, patents, pending patent applications, copyrights and copyright registrations and other intellectual property (such trademarks, trademark registrations and pending trademark applications, patents, pending patent applications, copyrights and copyright registrations and all other intellectual property collectively, the "INTELLECTUAL PROPERTY");

(8) MONEY: all coins or bills or other medium of exchange adopted for use as part of the currency of Canada or of any foreign government;

(9) BOOKS, RECORDS, ETC.: all books, papers, accounts, invoices, letters, files, charts, plans, drawings, specifications, manuals, documents and other records in any form recording, evidencing or relating to any of the property described in Sections 1.2(1) to (8) inclusive, and all contracts, securities, instruments, licences and other rights and benefits in respect thereof;

(10) SUBSTITUTIONS. ETC.: all replacements of, substitutions for and increases, additions and accessions to any of the property described in Sections 1.2(1) to (9) inclusive; and

(11)     PROCEEDS: all proceeds of the property described in Sections 1.2(1) to
         (10) inclusive including, without limiting the generality of the foregoing, all personal property in any form, or fixtures derived directly or indirectly from any dealing with such property or that indemnifies or compensates for the loss of or damage to such property, inclusive of the proceeds of such proceeds.

SECTION 1.3 OBLIGATIONS SECURED

         (a) The Security Interest granted hereby secures the payment and performance of all debts, liabilities and obligations at any time or from time to time due or accruing due and owing by or otherwise payable by the Corporation to the Agent or the Canadian Lenders under or pursuant to the Loan Agreement and any other agreements executed by the Corporation in connection therewith, including this Security Agreement and the Credit Documents to which the Corporation is a party, with respect to the Canadian Term Loans and including all charges and fees of the Canadian Lenders and the Agent, whether present or future, direct or indirect, absolute or contingent, matured or unmatured, however or wherever incurred, and in any currency, and whether incurred by the Corporation alone or with another or others and whether as principal or surety (collectively, and together with the expenses, costs and charges set out in 1.3(b), herein the "OBLIGATIONS"). For greater certainty, Obligations shall not include any debts, liabilities or obligations payable by the Corporation with respect to the Canadian Revolving Loans.

         (b) All expenses, costs and charges incurred by or on behalf of the Agent and the Canadian Lenders in connection with this Security Agreement, the Security Interest or the Collateral, including all legal fees, court costs, receiver's or agent's remuneration and other expenses of taking possession of, repairing, protecting, insuring, preparing for disposition, realizing, collecting, selling, transferring, delivering or obtaining payment of the Collateral or other lawful exercises of the powers conferred by the Loan Agreement, and of taking, defending or participating in any action or proceeding in connection with any of the foregoing matters or otherwise in connection with the Canadian Lenders' or the Agent's interest in any Collateral shall be added to and form a part of the Obligations.

SECTION 1.4 FURTHER SECURITY

         The Corporation also grants to the Agent, for its own benefit and as agent for the rateable benefit of the Canadian Lenders, as further security for all of the Obligations, a security interest in all of its right, title and interest in and to all property of the Corporation in the possession of or deposited with or in the custody of the Agent or any Affiliate of the Agent or any representative, agent or correspondent of the Agent. For purposes of this Security Agreement, any property in which the Agent or any such Affiliate has any security or title retention interest shall be deemed to be in the custody of the Agent or of such Affiliate.

SECTION 1.5 ATTACHMENT

         (a)      The Corporation acknowledges that (i) value has been given,
                  (ii) it has rights in the Collateral (other than after-acquired Collateral),(iii) it has not agreed to postpone the time of attachment of the Security Interest, and (iv) it has received a duplicate original copy of this Security Agreement. The Security Interest is intended to, and shall, attach to the existing Collateral when the Corporation signs this Security Agreement, and to all Collateral subsequently acquired by the Corporation immediately upon the Corporation acquiring rights in such Collateral.

         (b) If the Corporation acquires Collateral consisting of chattel paper, instruments, securities or negotiable documents of title (collectively, "NEGOTIABLE COLLATERAL"), the Corporation will, upon the Security Interest becoming enforceable and at the request of the Agent, deliver to the Agent the Negotiable Collateral and the Corporation shall, at the request of the
                  Agent: (i) cause the transfer of the Negotiable Collateral to the Agent to be registered wherever, in the opinion of the Agent, such registration may be required or advisable, (ii) duly endorse the same for transfer in blank or as the Agent may direct, and (iii) immediately deliver to the Agent any and all consents or other documents which may be necessary to effect the transfer of the Negotiable Collateral to the Agent or any third party.

         (c) The Corporation will execute and deliver, at its own expense, from time to time, amendments to this Security Agreement or additional security agreements as may be required by the Agent.

SECTION 1.6 SCOPE OF SECURITY INTEREST

         The Security Interest shall not:

         (a) extend or apply to the last day of the term of any lease, sublease or any agreement therefore applicable to all Collateral now held or hereafter acquired by the Corporation, but upon enforcement of the Security Interest, the Corporation shall thereafter stand possessed of such last day and shall hold it in trust for the Agent to assign the same to any person acquiring such term in the course of the enforcement of the Security Interest; or

         (b) extend to, and the Collateral shall not include any agreement, right, franchise, licence or permit (the "CONTRACTUAL RIGHTS") to which the Corporation is a party or of which the Corporation has the benefit, to the extent that the creation of the Security Interest herein would constitute a breach of the terms of, or permit any person to terminate, the Contractual Rights, but the Corporation shall hold its interest therein in trust for the Agent to assign the same to any person acquiring all or any portion of the Collateral in the course of enforcement of the Security Interest.

SECTION 1.7 CARE AND CUSTODY OF COLLATERAL

         (a) The Agent shall have no obligation to keep Collateral in its possession identifiable.

         (b) The Agent may, after the Security Interest shall have become enforceable, (i) notify any person obligated on an account or on chattel paper or any obligor on an instrument to make payments to the Agent whether or not the Corporation was previously making collections on such accounts, chattel paper or instruments, and (ii) assume control of any proceeds arising from the Collateral.

SECTION 1.8 CORPORATION REMAINS LIABLE

         Notwithstanding the provisions of this Security Agreement: (i) the Corporation shall remain liable to perform all of its duties and obligations in regard to the Collateral (including, without limitation, all of its duties and obligations arising under any leases, licenses, permits, reservations, contracts, agreements, instruments, contractual rights and governmental orders, authorizations, licenses and permits, if any, now or hereafter pertaining thereto) to the same extent as if this Security Agreement had not been executed;
(ii) the exercise by or on behalf of the Agent of any of its rights and remedies under or in regard to this Security Agreement shall not release the Corporation from such duties and obligations; and (iii) the Agent nor the Canadian Lenders shall have no liability for such duties and obligations by reason of the execution and delivery of this Security Agreement.

SECTION 1.9 DEALINGS IN THE ORDINARY COURSE

         Subject to Section 1.10 hereof and until the Security Interest becomes enforceable, the Corporation may dispose of or deal with the Collateral in the ordinary course of business and for the purpose of carrying on the same, so that purchasers thereof or parties dealing with the Corporation take title thereto free and clear of the Security Interest, provided that such action is not in breach of any covenant in this Security Agreement or any covenant of the Corporation in the Loan Agreement or any of the other Credit Documents to which the Corporation is a party. In the event of any such disposition, and provided that such disposition is not made in contravention of any provision in the Loan Agreement or any of the other Credit Documents to which the Corporation is a party, the Agent will, at the written request of the Corporation, release the Security Interest in the Collateral which has been disposed of pursuant to such disposition.

SECTION 1.10 NEGATIVE PLEDGE

         The Corporation shall not, without the prior written consent of the Agent, or as otherwise permitted by the Loan Agreement, create, issue, incur, assume, have outstanding or permit to exist, any mortgage, charge, pledge, lien, assignment by way of security, security interest or other encumbrance on any part of the Collateral, other than Permitted Liens.

SECTION 1.11 CONTINUING SECURITY

         This Security Agreement shall be a continuing obligation, shall cover and secure any ultimate balance of the Obligations owing to the Agent or the Canadian Lenders, and shall be operative and binding notwithstanding that at any time or times the Obligations may be zero, or that any payments from time to time may be made to the Agent or the Canadian Lenders, or any settlements of account effected, or any other thing whatsoever done, suffered or permitted, or any other action short of complete and irrevocable payment of all the Obligations and any other amounts payable hereunder.

SECTION 1.12 NOTIFICATION OF ACCOUNT DEBTORS

         Upon the occurrence and during the continuance of an Event of Default, the Agent may give notice to any person obligated to the Corporation or other person liable to the Corporation in respect of a Receivable or intangible to make all further payments to the Lender, and, upon notice to the Corporation thereof, any payment or other proceeds of Collateral received by the Corporation from account debtors or from any other person liable to the Corporation after any such notice is given by the Agent shall be held by the Corporation in trust for the Agent and paid over to the Agent on request.

SECTION 1.13 NO RELEASE

         The loss, injury or destruction of the Collateral shall not operate in any manner to release or discharge the Corporation from any of its liabilities to the Agent.

                                   ARTICLE 2
                    REPRESENTATIONS, WARRANTIES AND COVENANTS

SECTION 2.1 REPRESENTATIONS AND WARRANTIES

         The Corporation hereby represents and warrants to the Agent and the Canadian Lenders that:

(1) the Corporation has good title to, or a valid leasehold interest in, or a valid contractual agreement to use, all of the Collateral owned by the Corporation free and clear of any Lien, except for a Permitted Lien. Except as expressly permitted by the Loan Agreement and such as may have been filed in favour of Agent or the Canadian Lenders relating to this Security Agreement, no effective financing statement or other instrument similar in effect under the law of any jurisdiction covering all or any part of the Collateral is on file in any filing, registry or recording office;

(2) all certificates or instruments (excluding cheques and drafts) evidencing, comprising or representing the Collateral have been delivered to the Agent duly endorsed or accompanied by duly executed instruments of transfer or assignment in blank. Notwithstanding, anything to the contrary in the preceding sentence, (a) the Corporation is not obligated to deliver to the Agent negotiable instruments of title unless an Event of Default has occurred and is continuing and the Agent requests delivery of such items, and (b) the Corporation is not obligated to deliver to the Agent Letters of Credit unless requested by the Agent. If requested by the Agent, the Corporation will cause all Letters of Credit to be delivered to the Agent. If the Corporation is required to deliver Letters of Credit to the Agent, then the Corporation will notify the Agent from time to time of its desire to make a draw on a Letter of Credit and its request for return of the Letter of Credit for such purposes. The Agent shall, promptly after receipt of any such request, return the requested Letter of Credit to the Corporation. The Corporation shall within five (5) business days after receipt of such Letter of Credit either, present such Letter of Credit to the issuing bank for draw thereon or return the Letter of Credit to the Agent. If the Letter of Credit is partially (rather than fully) drawn, the Corporation shall return the Letter of Credit to the Agent within three (3) business days after submitting the Letter of Credit for such partial draw (or if the Letter of Credit is retained by the issuing bank, then within three (3) business days after the Letter of Credit is returned to the Corporation by the issuing bank);

(3)      with respect to the Intellectual Property:

         (a) A true and complete list of all trademark registrations and trademark applications owned by the Corporation, in whole or in part, is set forth in Schedule 2.1(3)(a);

         (b) A true and complete list of all patents owned by the Corporation, in whole or in part, is set forth in Schedule 2.1(3)(b);

         (c) A true and complete list of all copyrights and copyright registrations and applications for copyright registrations owned by the Corporation, in whole or in part, is set forth in
                  Schedule 2.1(3)(c);

         (d) The Corporation is not aware of any pending or threatened claim by any third party that any of the Intellectual Property owned, held or used by the Corporation is invalid or unenforceable; and

         (e) No effective security interest or other Lien covering all or any part of the Intellectual Property is on file in the Canadian Intellectual Property Office.

(4) the Security Interest in the Collateral granted to the Agent for its own benefit and as agent and for the rateable benefit of the Canadian Lenders hereunder creates a valid security interest in the Collateral, securing the payment of Obligations as provided in Section 1.3 hereof. Upon the filing of financing statements naming the Corporation as "debtor", naming the Agent as "secured party" and describing the Collateral pursuant to the PPSA and the Personal Property Security Act (Newfoundland) and the filing of a financing statement naming the Corporation as "debtor" and the Agent as "secured party" pursuant to the Personal Property Security Act (Nova Scotia), the Security Interest in the Collateral granted hereunder will constitute a perfected security interest in all Collateral now owned and hereafter acquired by the Corporation enforceable against the Corporation prior to all other Liens (except for Permitted Liens), and all other documents and instruments for all filings, registrations and recordings and other actions necessary or desirable to perfect and protect such Security Interest will have been duly made or taken.

SECTION 2.2 ADDITIONAL COVENANTS

         The Corporation covenants with the Agent that the Corporation shall:

(1) ensure that the representations and warranties set forth in Section 2.1 shall be true and correct at all times;

(2) not permit the Collateral to be affixed to real or personal property so as to become a fixture or accession without the prior written consent of the Agent, except where the Collateral is affixed to real or personal property which is a Permitted Lien or which is also subject to a security interest in favour of the Agent and which is not subject to a security interest in favour of any other person, except for a Permitted Lien;

(3) not change its name or, in addition to and without limiting the provisions of the Loan Agreement, shall not amalgamate with any other corporation, continue to, reorganize or reincorporate itself under any other jurisdiction other than the Province of Alberta without (i) first giving fifteen (15) days notice to the Agent of its intention to do so and providing such other information in connection therewith as the Agent may request including, without limitation, the new name and the names of all amalgamating corporations and the date when such new name or amalgamation is to become effective; and (ii) taking all action satisfactory to the Agent with respect to the new name or jurisdiction to maintain the Security Interest of the Agent in the Collateral intended to be granted and perfected hereby at all times fully perfected and in full force and effect;

(4) pay to the Agent forthwith upon demand all reasonable costs, charges and expenses (including, without limiting the generality of the foregoing, all legal, receiver's and accounting fees and expenses) incurred by or on behalf of the Agent or the Canadian Lenders in connection with the preparation, execution and perfection of this Security Agreement and the carrying out of any of the provisions of this Security Agreement including, without limiting the generality of the foregoing, protecting and preserving the Security Interest and enforcing by legal process or otherwise the remedies provided herein; and all such costs and expenses shall be added to and form part of the Obligations secured hereunder;

(5) if the Agent gives value to enable the Corporation to acquire rights in or for the use of any Collateral, use such value for such purposes; and

(6) except as expressly permitted by the Loan Agreement, pay promptly when due all property and other taxes, assessments and governmental charges or levies imposed upon, and all claims (including claims for labour, services, materials and supplies) against, the Collateral, except to the extent the validity thereof is being contested in good faith; provided that the Corporation shall in any event pay such taxes, assessments, charges, levies or claims not later than five (5) days prior to the date of any proposed sale under any judgment, writ or warrant of attachment entered or filed against the Corporation or any of the Collateral as a result of the failure to make such payment.

(7) if the Corporation shall hereafter obtain rights to any new Intellectual Property or become entitled to the benefit of (a) any patent application or patent or any reissue, division, continuation, renewal, extension or continuation-in-part of any patent or any improvement of any patent or (b) any copyright registration, application for copyright registration or renewals or extension of any copyright, then in any such case, the provisions of this Security Agreement shall automatically apply thereto. The Corporation shall notify the Agent in writing, on the quarterly basis prescribed in
         Section 7.1(b) of the Loan Agreement, of any of the foregoing rights acquired by the Corporation after the date hereof and of (a) any trademark registrations issued or application for a trademark registration or application for a patent made, and (b) any copyright registrations issued or applications for copyright registration made, in any such case, after the date hereof. Promptly within thirty (30) days after the filing of an application for any (i) trademark registration; (ii) patent; and (iii) copyright registration, the Corporation shall execute and deliver to the Agent and record in all places where a security interest is recorded a Confirmation of Security Interest in Intellectual Property (a "CONFIRMATION"); provided, if, in the reasonable judgment of the Corporation, after due inquiry, filing such Confirmation would result in the grant of a trademark registration or copyright registration in the name of the Agent, the Corporation shall give written notice to the Agent as soon as reasonably practicable and the filing shall instead be undertaken as soon as practicable but in no case later than immediately following the grant of the applicable trademark registration or copyright registration, as the case may be. Upon delivery to the Agent of a Confirmation, Schedules 2.1(3)(a), 2.1(3)(b) and 2.1(3)(c) hereto shall be deemed modified to include reference to any right, title or interest in any existing Intellectual Property or any Intellectual Property included in such Confirmation. The Corporation hereby authorizes the Agent to modify this Security Agreement without the signature or consent of the Corporation by attaching Schedules 2.1(3)(a), 2.1(3)(b) and 2.1(3)(c) as applicable, that have been modified to include such Intellectual Property or to delete any reference to any right, title or interest in any Intellectual Property in which the Corporation no longer has or claims any right, title or interest; provided, the failure of the Corporation to execute a Confirmation with respect to any additional Intellectual Property pledged pursuant to this Security Agreement shall not impair the security interest of the Agent therein or otherwise adversely affect the rights and remedies of the Agent hereunder with respect thereto.

SECTION 2.3 SPECIAL COVENANTS WITH RESPECT TO EQUIPMENT AND INVENTORY.

         The Corporation shall:

(a) keep correct and accurate records of Inventory owned by the Corporation itemizing and describing the kind, type and quality of such Inventory, such Corporation's cost therefor and (where applicable) the current list prices for such Inventory;

(b) if any Inventory is in possession or control of any of the Corporation's agents or processors, upon the occurrence and continuation of an Event of Default, instruct such agent or processor to hold all such Inventory for the account of the Agent and subject to the instructions of the Agent;

(c) maintain insurance with respect to the Equipment and Inventory in accordance with the terms of the Loan Agreement; and

(d) upon (i) the occurrence and during the continuation of any Event of Default or (ii) the actual or constructive loss of any Equipment or Inventory, all insurance payments in respect of such Equipment or Inventory shall be paid to and applied against the Obligations by the Agent as specified in the Loan Agreement.

SECTION 2.4 SPECIAL COVENANTS WITH RESPECT TO RECEIVABLES

(a) The Corporation shall, for not less than three (3) years from the date on which each Receivable of the Corporation arose, maintain (i) records of such Receivable in such detail, form and scope as is consistent with good business practice, and (ii) all documentation relating thereto as is consistent with good business practice.

(b) Except as otherwise provided in this Section 2.4(b), the Corporation shall continue to collect, at its own expense, all amounts due or to become due to the Corporation or in any way relate to the Receivables. In connection with such collections, the Corporation may take (and, upon the occurrence and during the continuance of an Event of Default at the Agent's direction, shall take) such action as the Corporation or the Agent may deem necessary or advisable to enforce collection of amounts due or to become due under the Receivables; provided, however, that the Agent shall have the right at any time, upon the occurrence and during the continuance of an Event of Default and upon written notice to the Corporation of its intention to do so, to notify the account debtors or obligors under any Receivables of the assignment of such Receivables to the Agent and to direct such account debtors or obligors to make payment of all amounts due or to become due to the Corporation thereunder directly to the Agent, to notify each Person maintaining a lockbox, blocked account or similar arrangement to which account debtors or obligors under any Receivables have been directed to make payment to remit all amounts representing collections on cheques and other payment items from time to time sent to or deposited in such lockbox, blocked account or other arrangement directly to the Agent and, upon such notification and at the expense of the Corporation, to enforce collection of any such Receivables and to adjust, settle or compromise the amount or payment thereof, in the same manner and to the same extent as the Corporation might have done. After receipt by the Corporation of the notice from the Agent referred to in the proviso to the preceding sentence and during the continuation of an Event of Default, (i) all amounts and proceeds (including cheques and other instruments) received by the Corporation in respect of the Receivables shall be received in trust for the benefit of the Agent hereunder, shall be segregated from other funds of the Corporation and shall be forthwith paid over or delivered to the Agent in the same form as so received (with any necessary endorsement) to be held as cash Collateral and applied against the Obligations as provided by the Loan Agreement, and (ii) the Corporation shall not adjust, settle or compromise the amount or payment of any Receivable, or release wholly or partly any account debtor or obligor thereof, or allow any credit or discount thereon.

SECTION 2.5 SPECIAL COVENANTS WITH RESPECT TO THE INTELLECTUAL PROPERTY

(1)      The Corporation shall:

         (a) diligently keep reasonable records respecting the Intellectual Property and at all times keep at least one complete set of its records concerning such Collateral at its chief executive office or principal place of business;

         (b) take any and all reasonable steps to protect the secrecy of all trade secrets relating to the products and services sold or delivered under or in connection with the Intellectual Property, including, without limitation, where appropriate entering into confidentiality agreements with employees and labelling and restricting access to secret information and documents;

         (c) use proper statutory notice in connection with its use of any of the Intellectual Property;

         (d) use a commercially appropriate standard of quality (which may be consistent with the Corporation's past practices) in the manufacture, sale and delivery of products and services sold or delivered under or in connection with its trademarks; and

         (e) furnish the Agent from time to time at the Agent's reasonable request statements and schedules further identifying and describing any Intellectual Property and such other reports in connection with such Collateral, all in reasonable detail.

(2) Except as otherwise provided in this Section 2.5, the Corporation shall continue to collect, at its own expense, all amounts due or to become due to the Corporation in respect of the Intellectual Property or any portion thereof. In connection with such collections, the Corporation may take (and, after the occurrence and during the continuance of any Event of Default at the Agent's reasonable direction, shall take) such action as the Corporation or the Agent may deem reasonably necessary or advisable to enforce collections of such amounts; provided, the Agent shall have the right at any time, upon the occurrence and during the continuation of an Event of Default and upon written notice to the Corporation of its security interest created hereby to direct such obligors to make payment of all such amounts directly to the Agent, and, upon such notification and at the expense of the Corporation, to enforce collection of any such amounts and to adjust, settle or compromise the amount or payment thereof, in the same manner and to the same extent as the Corporation might have done. After receipt by the Corporation of the notice from the Agent referred to in the proviso to the preceding sentence and during the continuation of any Event of Default, (a) all amounts and proceeds (including cheques and other instruments) received by the Corporation in respect of amounts due to the Corporation in respect of its Intellectual Property or any portion thereof shall be received in trust for the benefit of the Agent hereunder, shall be segregated from other funds of the Corporation and shall be forthwith paid over or delivered to the Agent in the same form as so received (with any necessary endorsement) to be held as cash Collateral and applied against the Obligations as provided by the Loan Agreement, and (b) the Corporation shall not adjust, settle or compromise the amount or payment of any such amount or release wholly or partly any obligor with respect thereto or allow any credit or discount thereon.

(3) The Corporation shall have the duty diligently to prosecute, file and/or make, unless and until the Corporation, in its commercially reasonably judgment, decides otherwise, (a) any application relating to any of the Intellectual Property owned, held or used by the Corporation and identified on Schedules 2.1(3)(a), 2.1(3)(b) or 2.1(3)(c), as applicable, that is pending as of the date of this Security Agreement,
         (b) any copyright registration on any existing or future unregistered but copyrightable works (except for works of nominal commercial value or with respect to which the Corporation has determined in the exercise of its commercially reasonable judgment that it shall not seek registration), (c) application on any future patentable but unpatented innovation or invention comprising Intellectual Property, and (d) any trademark opposition and cancellation proceedings, renew trademark registrations and copyright registrations and do any and all acts which are necessary or desirable to preserve and maintain all rights in its Intellectual Property. Any expenses incurred in connection therewith shall be borne solely the Corporation. Subject to the foregoing, the Corporation shall give the Agent prior written notice of any abandonment of any Intellectual Property or any pending patent application or any patent.

(4) Except as provided herein, the Corporation shall have the right to commence and prosecute in its own name, as real party in interest, for its own benefit and at its own expense, such suits, proceedings or other actions for infringement, unfair competition, dilution, misappropriation or other damage, or re-examination or reissue proceedings as are necessary to protect the Intellectual Property. The Agent shall provide, at the Corporation's expense, all reasonable and necessary cooperation in connection with any such suit, proceeding or action including, without limitation, joining as a necessary party. The Corporation shall promptly, following its becoming aware thereof, notify the Agent of the institution of, or of any adverse determination in, any proceeding (whether in the Canadian Intellectual Property Office or any federal, provincial, local or foreign court) or regarding the Corporation's ownership, right to use, or interest in any Intellectual Property material to the conduct of the Corporation's business. The Corporation shall provide to the Agent any information with respect thereto reasonably requested by the Agent.

(5) In addition to, and not by way of limitation of, the granting of a security interest in the Collateral pursuant hereto, the Corporation, effective upon the occurrence and during the continuation of an Event of Default, hereby assigns, transfers and conveys to the Agent the nonexclusive right and license to use all trademarks, tradenames, copyrights, patents or technical processes (including, without limitation, the Intellectual Property) owned or used by the Corporation that relate to the Collateral and any other collateral granted by the Corporation as security for the Obligations, together with any goodwill associated therewith, all to the extent necessary to enable the Agent to realize on the Collateral in accordance with this Security Agreement and to enable any transferee or assignee of the Collateral to enjoy the benefits of the Collateral. This right shall inure to the benefit of all successors, assigns and transferees of the Agent or the Canadian Lenders and their successors, assigns and transferees, whether by voluntary conveyance, operation of law, assignment, transfer, foreclosure, deed in lieu of foreclosure or otherwise. Such right and license shall be granted free of charge, without requirement that any monetary payment whatsoever be made to the Corporation. In addition, the Corporation hereby grants to the Agent and its employees, representatives and agents the right to visit the Corporation's and any of its Affiliate's or subcontractor's plants, facilities and other places of business that are utilized in connection with the manufacture, production, inspection, storage or sale of products and services sold or delivered under any of the Intellectual Property (or which were so utilized during the prior six month period), and to inspect the quality control and all other records relating thereto upon reasonable advance written notice to the Corporation and during normal business hours at reasonable dates and times and as often as may be reasonably requested. The Corporation may license its Intellectual Property to any Person as it may deem necessary to the successful conduct of its business. Nothing contained herein shall prohibit or limit the licensing of Intellectual Property to any Person as the Corporation may deem appropriate in the conduct of its business. If and to the extent that the Corporation licenses the Intellectual Property, the Agent shall promptly enter into a non-disturbance agreement or other similar arrangement, at the Corporation's request and expense, with the Corporation and any licensee of any Intellectual Property permitted hereunder in form and substance reasonably satisfactory to the Agent pursuant to which (a) the Agent shall agree not to disturb or interfere with such licensee's rights under its license agreement with the Corporation so long as such licensee is not in default thereunder, and (b) such licensee shall acknowledge and agree that the Intellectual Property licensed to it is subject to the Security Interest created in favour of the Agent and the other terms of this Security Agreement subject to clause (a).

(6) Notwithstanding anything in the foregoing, the Corporation will not be subject to Subsections 2.5(1)(a) through 2.5(1)(d), 2.5(2) and 2.5(3) with respect to Intellectual Property that is obsolete.

                                   ARTICLE 3
                                   ENFORCEMENT

SECTION 3.1 ENFORCEMENT

         The Security Interest shall be and become enforceable against the Corporation upon the occurrence and during the continuance of an Event of Default.

SECTION 3.2 REMEDIES

         (a) Whenever the Security Interest has become enforceable, the Agent may realize upon the Collateral and enforce its rights by:

                  (i) entry onto any premises where Collateral consisting of tangible personal property may be located;

                  (ii) entry into possession of the Collateral by any method permitted by law;

                  (iii)    sale or lease of all or any part of the Collateral;

                  (iv) collection of any proceeds arising in respect of the Collateral;

                  (v) collection, realization or sale of, or other dealing with, the Receivables;

                  (vi) appointment by instrument in writing of a receiver or agent of all or any part of the Collateral and removal or replacement from time to time of any receiver or agent;

                  (vii) institution of proceedings in any court of competent jurisdiction for the appointment of a receiver of all or any part of the Collateral;

                  (viii) institution of proceedings in any court of competent jurisdiction for sale or foreclosure of all or any part of the Collateral;

                  (ix) filing of proofs of claim and other documents to establish claims to the Collateral in any proceeding relating to the Corporation; and

                  (x) any other remedy or proceeding authorized or permitted under the PPSA or otherwise by law or equity.

         (b) Such remedies may be exercised from time to time separately or in combination and are in addition to, and not in substitution for, any other rights of the Agent and the Canadian Lenders however created. The Agent or the Canadian Lenders shall not be bound to exercise any right or remedy, and the exercise of any rights and remedies shall be without prejudice to the rights of the Agent and the Canadian Lenders in respect of the Obligations including the right to claim for any deficiency.

SECTION 3.3 ADDITIONAL RIGHTS

         In addition to the remedies set forth in Section 3.2, the Agent may, whenever the Security Interest has become enforceable:

         (a) require the Corporation, by notice in writing, at the Corporation's expense, to assemble the Collateral at a place or places designated by notice in writing and the Corporation agrees to so assemble the Collateral;

         (b) require the Corporation, by notice in writing, to disclose to the Agent the location or locations of the Collateral and the Corporation agrees to make such disclosure when so required;

         (c) repair, process, modify, complete or otherwise deal with the Collateral and prepare for the disposition of the Collateral, whether on the premises of the Corporation or otherwise;

         (d) enter upon, occupy and use all or any of the premises, buildings, and other property of or used by the Corporation for such time as the Agent sees fit, free of charge, to exercise any of the Agent's rights or remedies under or in relation to this Security Agreement, and the Agent and the Canadian Lenders shall not be liable to the Corporation for any act, omission or negligence in so doing or for any rent, charges, depreciation or damages incurred in connection with or resulting from such action;

         (e) borrow for the purpose of the maintenance, preservation or protection of the Collateral and grant a security interest in the Collateral, whether or not in priority to the Security Interest, to secure repayment; and

         (f) commence, continue or defend any judicial or administrative proceedings for the purpose of protecting, seizing, collecting, realizing or obtaining possession or payment of the Collateral, and give good and valid receipts and discharges in respect of the Collateral and compromise or give time for the payment or performance of all or any part of the accounts or any other obligation of any third party to the Corporation.

SECTION 3.4 RECEIVER'S POWERS.

         (a) Any receiver appointed by the Agent shall be vested with the rights and remedies which could have been exercised by the Agent in respect of the Corporation or the Collateral. The identity of the receiver, its replacement and its remuneration shall be within the sole and unfettered discretion of the Agent. Any receiver appointed by a court shall have all powers and discretions as are granted in the instrument of appointment and any supplemental instruments.

         (b) Any receiver appointed by the Agent shall act as agent for the Agent for the purposes of taking possession of the Collateral, but otherwise and for all other purposes (except as provided below), as agent for the Corporation. The receiver may sell, lease, or otherwise dispose of Collateral as agent for the Corporation or as agent for the Agent as the Agent may determine in its discretion. The Corporation agrees to ratify and confirm all actions of the receiver acting as agent for the Corporation, and to release and indemnify the receiver in respect of all such actions.

         (c) The Agent, in appointing or refraining from appointing any receiver, shall not incur liability to the receiver, the Corporation or otherwise and shall not be responsible for any misconduct or negligence of the receiver.

SECTION 3.5 APPOINTMENT OF ATTORNEY

         The Corporation irrevocably appoints the Agent (and any of its officers) as attorney of the Corporation (with full power of substitution) to
(a) sign the Corporation's name on any documents, instruments and other items described in the Loan Agreement; (b) request at any time from parties indebted to the Corporation verification of information concerning such indebtedness including the amount owing thereon (provided that any verification prior to an the occurrence of an Event of Default shall not contain the Agent's name); and
(c) upon the occurrence and during the continuance of an Event of Default: (i) convey any item of the Collateral to any purchaser thereof; and (ii) make any payment or take any act necessary or desirable to protect or preserve any Collateral. The Agent's authority hereunder shall include, without limitation, the authority to execute and give receipt for any certificate of ownership or any document, to transfer title to any item of the Collateral and to take any other actions arising from or incident to the powers granted to the Agent under this Security Agreement. This power of attorney is coupled with an interest and is irrevocable.

SECTION 3.6 DEALING WITH THE COLLATERAL

         (a) The Agent and the Canadian Lenders shall not be obliged to exhaust their recourse against the Corporation or any other person or against any other security it may hold in respect of the Obligations before realizing upon or otherwise dealing with the Collateral in such manner as the Agent may consider desirable.

         (b) The Agent and the Canadian Lenders may grant extensions or other indulgences, take and give up securities, accept compositions, grant releases and discharges and otherwise deal with the Corporation, the Collateral and with other persons, sureties or securities as it may see fit without prejudice to the Obligations, the liability of the Corporation or the rights of the Agent in respect of the Collateral.

         (c) Except as otherwise provided by law or this Security Agreement, the Agent and the Canadian Lenders shall not be:
                  (i) liable or accountable for any failure to collect, realize or obtain payment in respect of the

                  Collateral; (ii) bound to institute proceedings for the purpose of collecting, enforcing, realizing or obtaining payment of the Collateral or for the purpose of preserving any rights of any persons in respect of the Collateral; (iii) responsible for any loss occasioned by any sale or other dealing with the Collateral or by the retention of or failure to sell or otherwise deal with the Collateral; or (iv) bound to protect the Collateral from depreciating in value or becoming worthless.

SECTION 3.7 STANDARDS OF SALE

         The Corporation acknowledges that, upon the Security Interest becoming enforceable and without prejudice to the ability of the Agent to dispose of the Collateral in any manner which is commercially reasonable:

         (a)      the Collateral may be disposed of in whole or in part;

         (b) the Collateral may be disposed of by public auction, public tender and/or private contract, with or without advertising and without any other formality;

         (c) any assignee of the Collateral or any part thereof may be a customer of the Agent or a Canadian Lender;

         (d) a disposition of the Collateral or any part thereof may be on such terms and conditions as to credit or otherwise as the Agent, in its sole discretion, may deem advantageous; and

         (e) the Agent may establish an upset or reserve bid or price in respect of the Collateral or any part thereof.

SECTION 3.8 DEALINGS BY THIRD PARTIES

         (a) No person dealing with the Agent, any of the Canadian Lenders or an agent or receiver shall be required to determine (i) whether the Security Interest has become enforceable, (ii) whether the powers which such person is purporting to exercise have become exercisable, whether any money remains due to the Agent or the Canadian Lenders by the Corporation, (iii) the necessity or expediency of the stipulations and conditions subject to which any sale or lease is made, (iv) the propriety or regularity of any sale or other dealing by the Agent or any Canadian Lender with the Collateral, or (v) how any money paid to the Agent or the Canadian Lenders has been applied.

         (b) At any time on or after such time as the Security Interest becomes enforceable, any purchaser of all or any part of the Collateral from the Agent or a receiver or agent shall hold the Collateral absolutely, free from any claim or right of whatever kind, including any equity of redemption, of the Corporation, which it specifically waives (to the fullest extent permitted by law) as against any such purchaser together with all rights of redemption, stay or appraisal which the Corporation has or may have under any rule of law or statute now existing or hereafter adopted.

                                   ARTICLE 4
                                     GENERAL

SECTION 4.1 DISCHARGE

         The Security Interest shall be discharged upon, but only upon, (a) full payment and performance of the Obligations, and (b) the Agent and the Canadian Lenders having no obligations under the Loan Documents or otherwise. Upon discharge of the Security Interest and at the request and expense of the Corporation, the Agent shall execute and deliver to the Corporation such releases and discharges as the Corporation may reasonably require.

SECTION 4.2 LOAN AGREEMENT GOVERNS

         Notwithstanding anything to the contrary contained herein, this Security Agreement is issued subject always to the covenants, conditions, limitations and other provisions contained in the Loan Agreement. In the event of any conflict, discrepancy or ambiguity in or between any of the provisions of this Security Agreement and any of the provisions of the Loan Agreement, including, without limitation, in the amount payable thereunder, the principal amount for which this Security Agreement is expressed to be security, the interest payable on such principal amount, the time at which demand may be made, the covenants therein and the remedies available to the Agent or the Canadian Lenders, the provisions of the Loan Agreement shall prevail and the provisions of this Security Agreement shall be deemed to be rendered inoperative by the Loan Agreement, to the extent necessary to eliminate such conflict, discrepancy, difference or ambiguity.

SECTION 4.3 AMENDMENTS, ETC.

         No amendment or waiver of any provision of this Security Agreement, nor consent to any departure by the Corporation from such provisions, is effective unless in writing and, in the case of an amendment, signed by the Corporation and the Agent or, in the case of a waiver or consent, approved by the Agent. Any amendment, waiver or consent is effective only in the specific instance and for the specific purpose for which it was given.

SECTION 4.4 WAIVERS

         No failure on the part of the Agent or any of the Canadian Lenders to exercise, and no delay in exercising, any right under this Security Agreement shall operate as a waiver of such right; nor shall any single or partial exercise of any right under this Security Agreement preclude any other or further exercise of such right or the exercise of any other right.

SECTION 4.5 NO MERGER

         This Security Agreement shall not operate by way of merger of any of the Obligations and no judgment recovered by the Agent or any of the Canadian Lenders shall operate by way of merger of, or in any way affect, the Security Interest, which is in addition to, and not in substitution for, any other security now or hereafter held by the Agent for itself and the rateable benefit of the Canadian Lenders in respect of the Obligations.

SECTION 4.6 FURTHER ASSURANCES

         The Corporation shall from time to time, whether before or after the Security Interest shall have become enforceable, do all acts and things and execute and deliver all transfers, assignments and instruments as the Agent may reasonably require for (i) protecting the Collateral, (ii) perfecting the Security Interest, and (iii) exercising all powers, authorities and discretions conferred upon the Agent, provided that notwithstanding the foregoing, the Corporation is not required to assist the Agent in exercising any rights available to the Agent which are dependent upon the occurrence of an Event of Default until the Security Interest has become enforceable. The Corporation shall, from time to time after the Security Interest has become enforceable, do all acts and things and execute and deliver all transfers, assignments and instruments as the Agent may require for facilitating the sale or other disposition of the Collateral in connection with its realization.

SECTION 4.7 SUPPLEMENTAL SECURITY

         This Security Agreement is in addition and without prejudice to and supplemental all other security now held or which may hereafter be held by the Agent or the Canadian Lenders as security for the Obligations.

SECTION 4.8 NOTICES

         Any notices, directions or other communications provided for in this Security Agreement shall be in writing and given in accordance with the provisions of the Loan Agreement.

SECTION 4.9 SUCCESSORS AND ASSIGNS

         This Security Agreement shall be binding upon the Corporation, its successors and assigns, and shall enure to the benefit of the Agent and its successors and permitted assigns. The rights of the Agent hereunder shall be assignable in accordance with the provisions of the Loan Agreement.

SECTION 4.10 GENDER AND NUMBER

         Any reference in this Security Agreement to gender shall include all genders and words importing the singular number only shall include the plural and vice versa.

SECTION 4.11 HEADINGS, ETC.

         The division of this Security Agreement into Articles and Sections and the insertion of headings are for convenient reference only and are not to affect its interpretation.

SECTION 4.12 SEVERABILITY

         If any provision of this Security Agreement shall be deemed by any court of competent jurisdiction to be invalid or void, the remaining provisions shall remain in full force and effect.

SECTION 4.13 GOVERNING LAW

         This Security Agreement shall be governed by and interpreted and enforced in accordance with the laws of the Province of Alberta and the laws of Canada applicable therein.

         IN WITNESS WHEREOF the Corporation has executed this Security
Agreement.

                                      GRANT PRIDECO CANADA LTD.

                                      By:
                                          -------------------------------------
                                          Authorized Signing Officer

                                      By:
                                          -------------------------------------
                                          Authorized Signing Officer